FORM 8K

                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                      CURRENT REPORT




                   Pursuant to Section 15(d) of
               the Securities Exchange Act of 1934.


Date of Report:  October 12, 1995

             Fidelity Leasing Income Fund VIII, L.P.
      (Exact name of registrant as specified in its charter)

                             Delaware
          (State or other jurisdiction of incorporation)

          23-2627143                      33-38320
   (Commission File Number)  (IRS Employer Identification No.)

          250 King of Prussia Road, Radnor, PA     19087
       (Address of principal executive office)   (Zip code)

          Registrant's telephone number:  (610) 964-7102














                            Page 1 of 4




                         FORM 8-K


Item 1.  Changes in Control of Registrant

On September 27, 1995, Fidelity Leasing Corporation ("FLC"), a wholly owned subsidiary of FML Leasehold, Inc., a wholly owned subsidiary of The Fidelity Mutual Life Insurance Company (In Rehabilitation), and the General Partner of the Registrant, was sold to Resource Leasing, Inc. ("RLI"), a wholly owned Delaware subsidiary of Resource America, Inc., a publicly held Delaware corporation (NASDAQ:REXI). RLI acquired all of the outstanding common stock of FLC for cash consideration of $1.4 million derived from the capital of RLI.

As general partner of the Registrant, FLC is generally responsible for managing the Registrant's affairs, except for certain matters as to which the Registrant's limited partners have voting rights as set forth in the Registrant's Agreement of Limited Partnership (primarily related to the sale of the Registrant's assets for other than cash). FLC holds a 1% interest in the Registrant and receives certain percentage interests in the Registrant's revenues and distributions, as well as reimbursement of certain costs directly related to the operation of the Registrant as specified in the Registrant's Agreement of Limited Partnership.

In connection with the acquisition of FLC, RLI appointed the following persons to serve as officers and directors of FLC:

     Freddie M. Kotek     -   Chairman of the Board & Director
     P. Donald Mooney     -   President & Director
     Scott F. Schaeffer   -   Director
     Michael L. Staines   -   Director & Secretary

Resource America, Inc. is a specialty-finance company principally engaged in the acquisition, at substantial discount, of income-producing mortgages. It is also engaged in the management and operation of energy investments and now, through the acquisition of FLC, the management of equipment leasing partnerships.

Item 2. - None

Item 3. - None

Item 4. - None

Item 5. - None





Item 6. - None

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

            99.  Resource America, Inc. Press Release dated
                 September 29, 1995

Item 8. - None




                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                       Fidelity Leasing Income Fund VIII, L.P.


Dated October 12, 1995     By:  ___________________________
                                P. Donald Mooney
                                President
                                Fidelity Leasing Corporation
                                (Principal Operating Officer)























FOR IMMEDIATE RELEASE

September 29, 1995


Contact:     Michael L. Staines
             Senior Vice President
             Resource America, Inc.
             1521 Locust Street
             Philadelphia, PA 19102
             (215) 546-5005


                                                  Page 1 of 1
_____________________________________________________________


                      RESOURCE AMERICA, INC.
     ACQUIRES MANAGEMENT OF $70 MILLION in EQUIPMENT ON LEASE


Resource America, Inc., (NASDAQ:REXI) (the "Company") announces its acquisition of the management of approximately
$70 million in peripheral computer equipment leased to investment grade customers.

Resource America is a specialty-finance company principally engaged in the acquisition, at substantial discount, of income-producing mortgages. It is also engaged in the management and operation of energy investments. This acquisition increases the assets owned or under management of the Company to approximately $150 million.

Further, the Company announces that a special meeting of the stockholders (the "Meeting") will be held on Monday, October 16, 1995 at 9:00 am in the Company's offices in Philadelphia, Pennsylvania. The purpose of the Meeting will be to consider and vote on proposals by the Board of Directors to (i) effect a division of the Company's common stock into Class A and Class B common stock, and (ii) amend the 1989 Key Employee Stock Option Plan. As previously announced, only those holders of the Company's common stock at the close of business on August 18, 1995 will be entitled to vote.